EXHIBIT 23.4











Flex  Acquisitions  Corporation:



We consent to the use of our report dated September 25, 1996 for the period ended July 31, 1996 in Amendment No. 1 to Form SB-2 and Amendment No. 1 to Form S-4 filed on behalf of Flex Acquisitions Corporation.


/S/  Harper  &  Pearson  Company
Harper  &  Pearson  Company
Houston,  Texas
June  23,  1997